UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOHAVEN PHARMACEUTICAL HOLDING
COMPANY LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Biohaven Pharmaceutical Holding Company Ltd. (the “Company”), dated March 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, April 30, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 16, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS SUPPLEMENT, ALL INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 30, 2020

Dear Shareholder:

Due to the emerging public health impact of the coronavirus (COVID-19) pandemic and in the interest of the health and well-being of our shareholders and employees, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the “Annual Meeting”) of Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 30, 2020 at 10:00 a.m., Atlantic Time (9:00 a.m., Eastern Time); however, in light of public health concerns regarding the COVID-19, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on March 17, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To attend and vote during the virtual Annual Meeting at www.issuerdirect.com/virtual-event/BHVN, you must enter the control number found on your proxy card that you previously received. You may vote or ask questions during the Annual Meeting by following the instructions available on www.issuerdirect.com/virtual-event/BHVN.

Persons without a control number may attend the Annual Meeting as guests, but they will not have the option to vote shares or ask questions.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

You may log into the virtual meeting platform at www.issuerdirect.com/virtual-event/BHVN and enter your control number beginning at 9:45 a.m. Atlantic Time (8:45 a.m. Eastern Time) on April 30, 2020. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to access the Annual Meeting and that they can hear streaming audio prior to the start of the meeting.

By Order of the Board of Directors,

/s/ Douglas Gray

Douglas Gray

Corporate Secretary

New Haven, Connecticut

April 16, 2020

Access to the Annual Meeting on April 30, 2020 at 10:00 a.m., Atlantic Time (9:00 a.m., Eastern Time), is available at www.issuerdirect.com/virtual-event/BHVN. The Proxy Statement and annual report to shareholders for the year ended December 31, 2019 are available at www.proxyvote.com.